Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2026 Results
DELAWARE, Ohio (November 3, 2026) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2026 results.
On June 30, 2025, we entered into a definitive agreement to divest our Containerboard Business, including our CorrChoice sheet feeder system. Beginning in the third quarter of fiscal 2025, the Containerboard Business has been reported as discontinued operations. Unless otherwise noted, all financial results and discussions in this press release relate to continuing operations. Additional information regarding the basis of presentation and changes in reportable segments is provided under "Basis of Presentation and Comparability".
Fiscal Fourth Quarter 2026 Financial Highlights:
(all results compared to the fourth quarter 2025 and both periods reflect only continuing operations unless otherwise noted)
•Net loss decreased to $6.5 million or $0.11 per diluted Class A share compared to net loss of $24.3 million or $0.42 per diluted Class A share.
•Net income, excluding the impact of adjustments(1), increased 46.1% to $49.1 million or $0.87 per diluted Class A share compared to net income, excluding the impact of adjustments, of $33.6 million or $0.58 per diluted Class A share.
•Adjusted EBITDA(2) decreased 3.1% to $163.0 million compared to Adjusted EBITDA of $168.2 million. The current quarter's results were $18.2 million unfavorable due to timing of incentive accrual changes in the prior year quarter.
•Net cash provided by operating activities increased by $314.5 million to a source of $126.0 million, as prior year operating activities included an unfavorable tax impact from the sale of our Containerboard Business of approximately $381.0 million. Adjusted free cash flow(3) decreased by $89.4 million to $83.3 million. Adjusted free cash flow in the prior year quarter includes contribution from the Containerboard Business and is not directly comparable to current quarter results.
Fiscal Year 2026 Financial Highlights:
(all results compared to the fiscal year 2025 and both periods reflect only continuing operations unless otherwise noted):
•Net income increased to $261.5 million or $4.54 per diluted Class A share compared to net income of $31.6 million or $0.55 per diluted Class A share.
•Net income, excluding the impact of adjustments, increased 73.3% to $231.9 million or $4.04 per diluted Class A share compared to net income, excluding the impact of adjustments, of $133.8 million or $2.31 per diluted Class A share.
•Adjusted EBITDA increased 11.7% to $625.7 million compared to Adjusted EBITDA of $560.0 million.
•Net cash provided by operating activities increased by $198.4 million to a source of $296.0 million, as prior year operating activities included an unfavorable tax impact from the sale of our Containerboard Business of approximately $381.0 million. Adjusted free cash flow decreased by $101.0 million to $279.3 million, below our most recent guidance range, primarily due to elevated inventory balances and higher resin costs, reflecting our strategic decision to ensure continuity of supply for customers amid Middle East supply disruptions. Adjusted free cash flow in the prior year includes contribution from the Containerboard Business and is not directly comparable to current year results.
•Total debt decreased by $106.2 million to $1,096.3 million primarily due to repayment of debt in connection with the sale of our timberlands business. Net debt(4) decreased by $144.9 million to $800.9 million. The Company's leverage ratio(5) decreased to 1.2x from 1.7x.
Strategic Actions and Announcements
•Announced strategic exit of Coated Recycled Board business with the closure of our Sweetwater paperboard mill in Austell, GA. This decision reflects our continued focus on businesses where we have leading market positions and

Exhibit 99.1

attractive long-term growth opportunities, while strengthening the efficiency and profitability of our remaining Fiber operations.
•Announcing $105 million cumulative run-rate cost optimization achieved by the end of fiscal 2026, outpacing our original $100 million three-year commitment one year ahead of schedule.
•Announcing expanded total cost optimization commitment to $150 million cumulative run-rate savings by the end of fiscal 2027.
Commentary from CEO Ole Rosgaard
“We delivered a strong fiscal 2026, growing adjusted EBITDA by nearly 12% despite continued weakness in global industrial markets,” said Ole Rosgaard, Chief Executive Officer. “Our performance reflects the strength of our businesses and the actions our teams are taking to improve profitability, rather than relying on a market recovery.

We achieved $105 million in annual run-rate cost savings, exceeding our original commitment a year ahead of schedule. This success gives us the confidence to increase our original cost optimization target by 50% to $150 million by the end of fiscal 2027.

Our sharpened portfolio is focused on core businesses where we hold leading market positions and see attractive opportunities for profitable growth. With a lower cost base, stronger balance sheet and further improvements ahead, we are well positioned to grow earnings, increase cash flow and deliver lasting value to our shareholders, even without a meaningful recovery in industrial demand.”
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring and other charges, non-cash asset impairment charges, non-cash pension settlement charges, debt extinguishment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and other costs.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus non-cash pension settlement charges, plus debt extinguishment charges, plus other (income) expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus other costs.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning ("ERP") systems and equipment, plus cash paid for other nonrecurring costs, plus cash paid for taxes related to Containerboard Business divestment, plus cash paid for taxes related to Soterra Assets divestment. The cash flows from Containerboard Business have not been segregated and are included within the adjusted free cash flow.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Third Amended and Restated Credit Agreement dated as of February 27, 2026, filed separately as Exhibit 10.1 to the Company's Current Report on Form 8-K on March 5, 2026 (the "2026 Credit Agreement"). As calculated under the 2026 Credit Agreement, adjusted net debt was $731.7 million and $908.3 million as of September 30, 2026 and September 30, 2025, respectively, and trailing twelve month credit agreement EBITDA was $617.4 million and $549.3 million as of September 30, 2026 and September 30, 2025, respectively.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Basis of Presentation and Comparability
On June 30, 2025, we entered into a definitive agreement to divest our Containerboard Business, including our CorrChoice sheet feeder system, in an all-cash transaction for $1.8 billion to Packaging Corporation of America. Beginning in the third quarter of 2025, the Containerboard Business was reported as discontinued operations. The transaction closed as of August 31, 2025.

Effective fiscal 2025, we changed our fiscal year end from October 31 to September 30. As a result, prior-year comparative information has been recast to reflect a twelve-month period ended September 30, 2025, for comparability with fiscal 2026. The results for the twelve-month period recast for fiscal 2025 is unaudited and not included in our audited financial statements for that fiscal year.

Effective October 1, 2025, our Integrated Solutions reportable segment was renamed Innovative Closure Solutions. Additionally, activities related to the purchase and sale of recycled fiber and the production and sale of adhesives used in paperboard products, which were previously reported within the Integrated Solutions reportable segment, are now reported within the Sustainable Fiber Solutions reportable segment. Likewise, activities related to production and sale of complementary packaging products and services such as paints, linings and filling, that are used in or relate to our steel products and were previously reported within the Integrated Solutions reportable segment, are now reported within the Durable Metal Solutions reportable segment.

Segment Results (all results compared to Q4 2025 unless otherwise noted)
Net sales are impacted mainly by the volume of products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2026 as compared to the prior year quarter for the business segments indicated. Net sales from completed acquisitions are not included in the table below but will be included one year after purchase within its respective segments.

Net Sales Impact	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions
Currency Translation	0.3%	0.4%	—%	0.9%
Volume	(2.3)%	(2.3)%	1.3%	(3.5)%
Selling Prices and Product Mix	12.4%	1.9%	2.8%	21.4%
Total Impact	10.4%	—%	4.1%	18.8%
Customized Polymer Solutions
Net sales increased by $39.2 million to $361.9 million primarily due to $40.0 million from higher average selling prices, contributions from recent acquisitions and positive foreign currency translation impacts, partially offset by lower volumes.
Gross profit increased by $1.2 million to $71.4 million primarily due to the same factors that impacted net sales, partially offset by higher raw material, transportation and manufacturing costs.
Operating profit increased by $7.1 million to $8.6 million primarily due to the same factors that impacted gross profit and lower compensation expenses related to cost optimization.
Adjusted EBITDA remained flat at $44.5 million primarily due to the same factors that impacted gross profit.
Durable Metal Solutions
Net sales increased by $0.6 million to $392.5 million primarily due to higher average selling prices and positive foreign currency translation impacts, partially offset by lower volumes.
Gross profit increased by $1.1 million to $84.7 million primarily due to the same factors that impacted net sales.
Operating profit increased by $5.4 million to $41.9 million primarily due to the same factors that impacted gross profit and lower compensation expenses related to cost optimization.
Adjusted EBITDA decreased by $0.8 million to $56.2 million primarily due to higher SG&A expenses, partially offset by the same factors that impacted gross profit.

Exhibit 99.1

Sustainable Fiber Solutions
Net sales increased by $4.9 million to $360.1 million primarily due to $8.5 million from higher average selling prices as a result of higher published index prices and $4.0 million attributed to higher volumes, partially offset by a $4.8 million impact from our Soterra land management business divestiture during our first quarter of fiscal year 2026.
Gross profit decreased by $1.0 million to $84.1 million primarily due to higher raw material and manufacturing costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $15.8 million to an operating loss of $21.4 million primarily due to the same factors that impacted gross profit and current quarter impairment charges related primarily to the closure of the Sweetwater paperboard mill, partially offset by lower restructuring and other charges.
Adjusted EBITDA decreased by $9.5 million to $52.0 million primarily due to the same factors that impacted gross profit and various corporate SG&A expenses.
Innovative Closure Solutions
Net sales increased by $4.6 million to $29.1 million primarily due to $5.2 million from higher average selling prices.
Gross profit increased by $4.1 million to $14.4 million primarily due to the same factor that impacted net sales.
Operating profit increased by $4.7 million to $7.3 million primarily due to the same factor that impacted net sales.
Adjusted EBITDA increased by $5.1 million to $10.3 million primarily due to the same factor that impacted net sales.
Tax Summary
During the fourth quarter, we recorded an income tax rate of 118.6 percent and a tax rate excluding the impact of adjustments of 42.2 percent. Note that the application of accounting for income taxes often causes fluctuations in our quarterly effective tax rates. For the full year, we recorded an income tax rate of 28.0 percent and a tax rate excluding the impact of adjustments of 28.1 percent.
Dividend Summary
On August 25, 2026, the Board of Directors declared quarterly cash dividends of $0.62 per share of Class A Common Stock and $0.93 per share of Class B Common Stock, resulting in a total dividend payment of approximately $35.1 million. Dividends were paid by October 1, 2026, to stockholders of record at the close of business on September 17, 2026.

Exhibit 99.1

Company Outlook
Our markets have now experienced a multi-year period of industrial contraction, and we have not identified any compelling demand inflection on the horizon. While we believe we are well positioned for an eventual recovery of the industrial economy, at this time we believe it is appropriate to continue to provide only low-end guidance based on the continuing demand trends reflected in the past year, current price/cost factors, and other identifiable discrete items.

(in millions, except per share amounts)	Fiscal 2027 Low-End Guidance Estimate
Adjusted EBITDA	$645
Adjusted free cash flow	$290
Note: Our fiscal 2027 low-end guidance estimates of Adjusted EBITDA and Adjusted free cash flow contain forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, these forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations to their most directly comparable GAAP financial measures, forecasted net income in the case of Adjusted EBITDA and forecasted net cash provided by operating activities in the case of Adjusted free cash flow, due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as gains or losses on the disposal of businesses or properties, plants and equipment, non-cash asset impairment charges due to unanticipated changes in the business, restructuring related activities, acquisition and integration related costs, debt extinguishment costs, stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity, and other costs that have not yet occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for Adjusted EBITDA and Adjusted free cash flow are not available without unreasonable effort.

Conference Call
The Company will host a conference call to discuss the fourth quarter and fiscal 2026 results on November 4, 2026, at 8:00 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BI9802eb67f1134c2e9ef42b25d7bf319a. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 7:30 a.m. ET on November 4, 2026. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Founded in 1877, Greif is a global leader in performance packaging located in over 35 countries. The company delivers trusted, innovative, and tailored solutions that support some of the world’s most demanding and fastest-growing industries. With a commitment to legendary customer service, operational excellence, and global sustainability, Greif packages life’s essentials – and creates lasting value for its colleagues, customers, and other stakeholders. Learn more about the company’s Customized Polymer, Sustainable Fiber, Durable Metal, and Innovative Closure Solutions at www.greif.com and follow Greif on Instagram and LinkedIn.

Exhibit 99.1

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) economic conditions, end-market demand and competitive pressure may adversely affect our results of operations, (ii) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (iii) our global operations expose us to geopolitical, regulatory, currency and other international risks, (iv) volatility in raw material, energy, transportation and other input costs could continue to impact profitability, (v) our ability to execute strategic initiatives, including acquisitions, divestitures, restructuring and operational improvements, may affect future performance, (vi) we may incur additional rationalization costs and product dispositions and there is no guarantee that our efforts to reduce costs will be successful, (vii) we depend on our workforce, joint venture relationships and operational continuity, (viii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (ix) technology failures, cybersecurity incidents, artificial intelligence risks and data privacy obligations could disrupt our business, (x) our capital structure, access to financing, tax position and asset valuations may adversely affect our results, (xi) we have in the past been and in the future could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xii) environmental, climate, sustainability and other regulatory requirements and trends may increase costs and create additional risks, (xiii) we may be unable to achieve our greenhouse gas emission reduction targets, (xiv) legislation/regulation related to environmental and health and safety matters could negatively impact our operations and financial performance, (xv) product liability claims and other claims, legal proceedings and compliance failures could adversely affect our operations and financial performance, and (xvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
UNAUDITED

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Net sales	$1,143.6	$1,094.3	$4,376.8	$4,315.3
Cost of products sold	889.0	845.1	3,400.0	3,362.2
Gross profit	254.6	249.2	976.8	953.1
Selling, general and administrative expenses	153.6	166.9	640.9	655.3
Acquisition and integration related costs	1.8	2.1	5.4	8.2
Restructuring and other charges	25.6	34.9	67.6	65.3
Non-cash asset impairment charges	36.5	13.5	42.6	38.2
(Gain) loss on disposal of properties, plants and equipment, net	0.7	(3.7)	(216.5)	(9.5)
(Gain) loss on disposal of businesses, net	—	0.5	0.5	2.1
Operating profit	36.4	35.0	436.3	193.5
Interest expense, net	9.1	14.2	36.5	61.4
Non-cash pension settlement charges	0.8	—	2.7	—
Debt extinguishment charges	—	—	2.5	—
Other (income) expense, net	5.5	5.5	10.3	8.0
Income (loss) before income tax expense and equity earnings of unconsolidated affiliates, net	21.0	15.3	384.3	124.1
Income tax (benefit) expense	24.9	31.3	107.6	68.1
Equity earnings of unconsolidated affiliates, net of tax	(0.7)	1.6	(1.9)	0.3
Net income (loss) from continuing operations	(3.2)	(17.6)	278.6	55.7
Net income from discontinued operations, net of tax	—	772.5	(3.0)	833.3
Net income	(3.2)	754.9	275.6	889.0
Net income attributable to noncontrolling interests	(3.3)	(6.7)	(17.1)	(24.1)
Net income (loss) attributable to Greif, Inc.	$(6.5)	$748.2	$258.5	$864.9
Basic earnings (loss) per share attributable to Greif, Inc. common shareholders:
Class A common stock (continued operations) - basic	$(0.11)	$(0.42)	$4.59	$0.55
Class A common stock (discontinued operations) - basic	$—	$13.28	$(0.05)	$14.35
Earnings per Class A common stock - basic	$(0.11)	$12.86	$4.54	$14.90
Class B common stock (continued operations) - basic	$(0.17)	$(0.63)	$6.89	$0.81
Class B common stock (discontinued operations) - basic	$—	$19.92	$(0.08)	$21.53
Earnings per Class B common stock - basic	$(0.17)	$19.29	$6.81	$22.34
Diluted earnings (loss) per share attributable to Greif, Inc. common shareholders:
Class A common stock (continued operations) - diluted	$(0.11)	$(0.42)	$4.54	$0.55
Class A common stock (discontinued operations) - diluted	$—	$13.28	$(0.05)	$14.35
Earnings per Class A common stock - diluted	$(0.11)	$12.86	$4.49	$14.90
Class B common stock (continued operations) - diluted	$(0.17)	$(0.63)	$6.89	$0.81
Class B common stock (discontinued operations) - diluted	$—	$19.92	$(0.08)	$21.53
Earnings per Class B common stock - diluted	$(0.17)	$19.29	$6.81	$22.34
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	24.7	26.2	25.0	26.1
Class B common stock	21.4	21.3	21.4	21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	24.7	26.2	25.6	26.1
Class B common stock	21.4	21.3	21.4	21.3

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	September 30, 2026	September 30, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$295.4	$256.7
Trade accounts receivable	723.1	655.3
Inventories	383.5	336.8
Current assets held for sale	24.9	21.8
Other current assets	192.0	159.8
	1,618.9	1,430.4
LONG-TERM ASSETS
Goodwill	1,716.6	1,696.5
Intangible assets	770.7	840.9
Operating lease right-of-use assets	210.8	186.5
Noncurrent assets held for sale	—	233.5
Other long-term assets	215.4	243.8
	2,913.5	3,201.2
PROPERTIES, PLANTS AND EQUIPMENT, NET	1,125.3	1,135.2
	$5,657.7	$5,766.8
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$496.4	$429.6
Short-term borrowings	328.1	287.7
Current portion of long-term debt	12.5	—
Current portion of operating lease liabilities	49.8	43.9
Current liabilities held for sale	—	2.1
Other current liabilities	329.0	366.3
	1,215.8	1,129.6
LONG-TERM LIABILITIES
Long-term debt	755.7	914.8
Operating lease liabilities	166.6	143.9
Other long-term liabilities	520.2	533.8
	1,442.5	1,592.5
REDEEMABLE NONCONTROLLING INTERESTS	90.7	92.3
EQUITY
Total Greif, Inc. equity	2,870.1	2,914.9
Noncontrolling interests	38.6	37.5
Total equity	2,908.7	2,952.4
	$5,657.7	$5,766.8

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
UNAUDITED

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3.2)	$754.9	$275.6	$889.0
Depreciation, depletion and amortization	58.4	59.2	233.3	260.1
Asset impairments	36.5	13.5	42.6	38.2
Pension settlement charges	0.8	—	2.7	—
Deferred income tax expense (benefit)	37.0	(27.3)	(10.0)	(113.4)
Gain on disposal of businesses, net	—	(1,096.3)	4.5	(1,094.7)
Gain (loss) on disposals of properties, plants and equipment, net	0.7	(3.7)	(216.5)	(9.3)
Other non-cash adjustments to net income	20.6	11.1	100.9	52.1
Debt extinguishment charges	—	—	0.7	—
Operating working capital changes	23.8	(7.8)	(30.0)	(39.6)
Increase (decrease) in cash from changes in other assets and liabilities	(48.6)	107.9	(107.8)	115.2
Net cash (used in) provided by operating activities	126.0	(188.5)	296.0	97.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(59.9)	(1.2)
Purchases of properties, plants and equipment	(54.3)	(49.6)	(172.8)	(142.5)
Receipts for collection of loans receivable	—	—	15.0	—
Proceeds from the sale of properties, plants and equipment and businesses	0.5	1,787.3	464.5	1,812.8
Payments for deferred purchase price of acquisitions	—	—	(0.6)	(1.9)
Proceeds from hedging derivatives	—	—	—	22.5
Other	—	3.3	(0.3)	(0.4)
Net cash (used in) provided by investing activities	(53.8)	1,741.0	245.9	1,689.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt, net	65.5	(1,534.2)	(103.7)	(1,565.2)
Dividends paid to Greif, Inc. shareholders	(35.6)	(31.5)	(132.6)	(125.3)
Payments for debt extinguishment and issuance costs	—	—	(2.8)	—
Payments for share repurchases	(75.1)	—	(225.2)	—
Tax withholding payments for stock-based awards	—	—	(9.8)	(7.4)
Purchases of redeemable noncontrolling interest	—	—	—	(38.7)
Other	(6.5)	(16.1)	(21.9)	(39.3)
Net cash (used in) provided by for financing activities	(51.7)	(1,581.8)	(496.0)	(1,775.9)
Effects of exchange rates on cash	(13.6)	(6.0)	(7.2)	29.3
Net increase (decrease) in cash and cash equivalents	6.9	(35.3)	38.7	40.3
Cash and cash equivalents, beginning of period	288.5	292.0	256.7	216.4
Cash and cash equivalents, end of period	$295.4	$256.7	$295.4	$256.7
*Cash flows from Containerboard Business are included in the comparative period

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net sales:
Customized Polymer Solutions	$361.9	$322.7	$1,395.6	$1,277.5
Durable Metal Solutions	392.5	391.9	1,533.3	1,513.0
Sustainable Fiber Solutions	360.1	355.2	1,340.3	1,430.6
Innovative Closure Solutions (6)	29.1	24.5	107.6	94.2
Total net sales	$1,143.6	$1,094.3	$4,376.8	$4,315.3
Gross profit:
Customized Polymer Solutions	$71.4	$70.2	$294.4	$276.5
Durable Metal Solutions	84.7	83.6	335.6	324.5
Sustainable Fiber Solutions	84.1	85.1	293.7	312.6
Innovative Closure Solutions	14.4	10.3	53.1	39.5
Total gross profit	$254.6	$249.2	$976.8	$953.1
Operating profit (loss):
Customized Polymer Solutions	$8.6	$1.5	$46.4	$28.8
Durable Metal Solutions	41.9	36.5	166.5	153.9
Sustainable Fiber Solutions	(21.4)	(5.6)	200.8	(1.7)
Innovative Closure Solutions	7.3	2.6	22.6	12.5
Total operating profit	$36.4	$35.0	$436.3	$193.5
Adjusted EBITDA(7):
Customized Polymer Solutions	$44.5	$44.5	$190.1	$153.5
Durable Metal Solutions	56.2	57.0	227.6	197.4
Sustainable Fiber Solutions	52.0	61.5	171.9	186.1
Innovative Closure Solutions	10.3	5.2	36.1	23.0
Total Adjusted EBITDA	$163.0	$168.2	$625.7	$560.0
(6) The Innovative Closure Solutions reportable segment’s total sales, including intersegment sales, was $48.1 million and $41.2 million for the fourth quarter of 2026 and 2025, respectively. Gross profit margin as a percentage of total sales was 29.9 percent and 25.0 percent for the fourth quarter of 2026 and 2025, respectively.

(7) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, net, plus non-cash pension settlement charges, plus debt extinguishment charges, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus gain (loss) on disposal of properties, plants and equipment, (gain) loss on disposal of businesses, net, plus other costs.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(8)
UNAUDITED

	Three Months Ended September 30, 2026
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit (loss)	$8.6	$41.9	$(21.4)	$7.3	$36.4
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(0.7)	(0.7)
Plus: Depreciation, depletion and amortization expense	27.2	7.3	22.7	1.2	58.4
Plus: Acquisition and integration related costs	1.8	—	—	—	1.8
Plus: Restructuring and other charges	6.2	6.3	12.1	1.0	25.6
Plus: Non-cash asset impairment charges	—	—	36.5	—	36.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(0.1)	0.8	—	0.7
Plus: Other costs*	0.7	0.8	1.3	0.1	2.9
Adjusted EBITDA	$44.5	$56.2	$52.0	$10.3	$163.0

	Three Months Ended September 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit (loss)	$1.5	$36.5	$(5.6)	$2.6	$35.0
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	1.6	1.6
Plus: Depreciation, depletion and amortization expense	24.1	7.0	27.0	1.1	59.2
Plus: Acquisition and integration related costs	2.1	—	—	—	2.1
Plus: Restructuring and other charges	6.3	9.1	17.6	1.9	34.9
Plus: Non-cash asset impairment charges	2.5	—	11.0	—	13.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(3.8)	—	0.1	(3.7)
Plus: (Gain) loss on disposal of businesses, net	—	—	0.5	—	0.5
Plus: Other costs*	8.0	8.2	11.0	1.1	28.3
Adjusted EBITDA	$44.5	$57.0	$61.5	$5.2	$168.2
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses

Exhibit 99.1

	Twelve Months Ended September 30, 2026
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit	$46.4	$166.5	$200.8	$22.6	$436.3
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	(1.9)	(1.9)
Plus: Depreciation, depletion and amortization expense	105.0	30.0	92.7	5.6	233.3
Plus: Acquisition and integration related costs	4.7	—	—	0.7	5.4
Plus: Restructuring and other charges	15.9	17.6	31.4	2.7	67.6
Plus: Non-cash asset impairment charges	0.4	0.4	41.7	0.1	42.6
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.4	(2.6)	(214.3)	—	(216.5)
Plus: (Gain) loss on disposal of businesses, net	0.5	—	—	—	0.5
Plus: Other costs*	16.8	15.7	19.6	2.5	54.6
Adjusted EBITDA	$190.1	$227.6	$171.9	$36.1	$625.7

	Twelve Months Ended September 30, 2025
(in millions)	Customized Polymer Solutions	Durable Metal Solutions	Sustainable Fiber Solutions	Innovative Closure Solutions	Consolidated
Operating profit (loss)	$28.8	$153.9	$(1.7)	$12.5	$193.5
Less: Equity earnings of unconsolidated affiliates, net of tax	—	—	—	0.3	0.3
Plus: Depreciation, depletion and amortization expense	94.0	28.5	104.3	6.0	232.8
Plus: Acquisition and integration related costs	8.2	—	—	—	8.2
Plus: Restructuring and other charges	10.6	13.1	38.5	3.1	65.3
Plus: Non-cash asset impairment charges	3.5	2.2	32.1	0.4	38.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	(10.4)	0.8	0.1	(9.5)
Plus: (Gain) loss on disposal of businesses, net	—	1.6	0.5	—	2.1
Plus: Other costs*	8.4	8.5	11.6	1.2	29.7
Adjusted EBITDA	$153.5	$197.4	$186.1	$23.0	$560.0
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses

(8) Adjusted EBITDA is defined as net income, plus interest expense, net, plus other (income) expense, plus non-cash pension settlement charges, plus debt extinguishment charges, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring and other charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, plus (gain) loss on disposal of businesses, net, plus other costs. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income (loss)	$(3.2)	$(17.6)	$278.6	$55.7
Plus: Interest expense, net	9.1	14.2	36.5	61.4
Plus: Non-cash pension settlement charges	0.8	—	2.7	—
Plus: Debt extinguishment charges	—	—	2.5	—
Plus: Other (income) expense, net	5.5	5.5	10.3	8.0
Plus: Income tax (benefit) expense	24.9	31.3	107.6	68.1
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	1.6	(1.9)	0.3
Operating profit	$36.4	$35.0	$436.3	$193.5
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	1.6	(1.9)	0.3
Plus: Depreciation, depletion and amortization expense	58.4	59.2	233.3	232.8
Plus: Acquisition and integration related costs	1.8	2.1	5.4	8.2
Plus: Restructuring and other charges	25.6	34.9	67.6	65.3
Plus: Non-cash asset impairment charges	36.5	13.5	42.6	38.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	0.7	(3.7)	(216.5)	(9.5)
Plus: (Gain) loss on disposal of businesses, net	—	0.5	0.5	2.1
Plus: Other costs*	2.9	28.3	54.6	29.7
Adjusted EBITDA	$163.0	$168.2	$625.7	$560.0
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(9)
UNAUDITED

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash (used in) provided by operating activities	$126.0	$(188.5)	$296.0	$97.6
Cash paid for purchases of properties, plants and equipment	(54.3)	(49.6)	(172.8)	(142.5)
Free Cash Flow	$71.7	$(238.1)	$123.2	$(44.9)
Cash paid for acquisition and integration related costs	1.8	2.1	5.4	8.2
Cash paid for integration related ERP systems and equipment(10)	3.7	3.2	13.0	7.8
Cash paid for other nonrecurring costs(11)	6.1	24.4	24.0	28.1
Cash paid for taxes related to Containerboard Business divestment	—	381.1	13.7	381.1
Cash paid for taxes related to Soterra Assets divestment	—	—	100.0	—
Adjusted Free Cash Flow	$83.3	$172.7	$279.3	$380.3

(9) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, net, plus cash paid for integration related ERP systems and equipment, plus cash paid for other nonrecurring costs, plus cash paid for taxes related to Containerboard Business divestment, plus cash paid for taxes related to Soterra Assets divestment. The cash flows from Containerboard Business are included within adjusted free cash flow.

(10) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(11) Cash paid for other nonrecurring costs is defined as cash paid for fiscal year-end change costs and other operating costs specifically related to the Containerboard Business divestment.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended September 30, 2026	$21.0	$24.9	$(0.7)	$3.3	$(6.5)	$(0.11)	118.6%
Acquisition and integration related costs	1.8	0.4	—	—	1.4	0.02
Restructuring and other charges	25.6	6.5	—	—	19.1	0.34
Non-cash asset impairment charges	36.5	8.9	—	—	27.6	0.48
(Gain) loss on disposal of properties, plants and equipment, net	0.7	(4.1)	—	(0.1)	4.9	0.09
Non-cash pension settlement charges	0.8	0.2	—	—	0.6	0.01
Other costs*	2.9	0.9	—	—	2.0	0.04
Excluding Adjustments	$89.3	$37.7	$(0.7)	$3.2	$49.1	$0.87	42.2%

Three Months Ended September 30, 2025	$15.3	$31.3	$1.6	$6.7	$(24.3)	$(0.42)	204.6%
Acquisition and integration related costs	2.1	0.5	—	—	1.6	0.03
Restructuring and other charges	34.9	8.4	—	—	26.5	0.46
Non-cash asset impairment charges	13.5	3.3	—	—	10.2	0.17
(Gain) loss on disposal of properties, plants and equipment, net	(3.7)	(1.3)	—	—	(2.4)	(0.04)
(Gain) loss on disposal of businesses, net	0.5	0.1	—	—	0.4	0.01
Other costs*	28.3	6.7	—	—	21.6	0.37
Excluding Adjustments	$90.9	$49.0	$1.6	$6.7	$33.6	$0.58	53.9%

Twelve Months Ended September 30, 2026	$384.3	$107.6	$(1.9)	$17.1	$261.5	$4.54	28.0%
Acquisition and integration related costs	5.4	1.3	—	—	4.1	0.07
Restructuring and other charges	67.6	16.5	—	0.2	50.9	0.88
Non-cash asset impairment charges	42.6	10.1	—	—	32.5	0.56
(Gain) loss on disposal of properties, plants and equipment, net	(216.5)	(53.7)	—	(0.1)	(162.7)	(2.79)
(Gain) loss on disposal of businesses, net	0.5	0.1	—	—	0.4	0.01
Non-cash pension settlement charges	2.7	0.7	—	—	2.0	0.03
Debt extinguishment charges	2.5	0.6			1.9	0.03
Other costs*	54.6	13.3	—	—	41.3	0.71
Excluding Adjustments	$343.7	$96.5	$(1.9)	$17.2	$231.9	$4.04	28.1%

Twelve Months Ended September 30, 2025	$124.1	$68.1	$0.3	$24.1	$31.6	$0.55	54.9%
Acquisition and integration related costs	8.2	2.0	—	—	6.2	0.11
Restructuring and other charges	65.3	15.8	—	—	49.5	0.85
Non-cash asset impairment charges	38.2	9.1	—	—	29.1	0.50
(Gain) loss on disposal of properties, plants and equipment, net	(9.5)	(2.7)	—	—	(6.8)	(0.11)
(Gain) loss on disposal of businesses, net	2.1	0.5	—	—	1.6	0.03
Other costs*	29.7	7.1	—	—	22.6	0.38
Excluding Adjustments	$258.1	$99.9	$0.3	$24.1	$133.8	$2.31	38.7%
*includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses
The income‑tax effects of the non‑GAAP reconciling adjustments are calculated using the applicable statutory tax rate for each relevant jurisdiction and may include both current and deferred components, determined in a manner consistent with the nature of each adjustment. Non‑GAAP reconciling adjustments are presented on a gross (pre‑tax) basis, and the related income‑tax effects of those adjustments are disclosed separately from other tax items (e.g., discrete tax benefits or expenses). When a tax item could be viewed as both a discrete tax item

Exhibit 99.1

and related to a non‑GAAP reconciling adjustment, the Company classifies the item in a single category for the period and does not double‑count the impact.

Exhibit 99.1

GREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	September 30, 2026	September 30, 2025
Total debt	$1,096.3	$1,202.5
Cash and cash equivalents	(295.4)	(256.7)
Net Debt	$800.9	$945.8

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO*
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 9/30/2026	Trailing Twelve Months Ended 9/30/2025
Net income	$275.6	$889.0
Plus: Interest expense, net	36.5	136.6
Plus: Non-cash pension settlement charges	2.7	—
Plus: Debt extinguishment charges	2.5	—
Plus: Other (income) expense	10.3	8.0
Plus: Income tax (benefit) expense	106.6	441.9
Plus: Equity earnings of unconsolidated affiliates, net of tax	(1.9)	0.3
Operating profit	$432.3	$1,475.8
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.9)	0.3
Plus: Depreciation, depletion and amortization expense	233.3	260.1
Plus: Acquisition and integration related costs	5.4	8.2
Plus: Restructuring and other charges	67.6	65.3
Plus: Non-cash asset impairment charges	42.6	38.2
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(216.5)	(9.3)
Plus: (Gain) loss on disposal of businesses, net	4.5	(1,094.7)
Plus: Other costs**	54.6	29.7
Plus: Other income (expense)	(10.3)	(8.0)
Credit Agreement EBITDA before adjustments	$615.4	$765.0
Credit Agreement adjustments to EBITDA(12)	2.0	(215.7)
Credit Agreement EBITDA	$617.4	$549.3

Adjusted Net Debt (in millions)	For the Period Ended 9/30/2026	For the Period Ended 9/30/2025
Total debt	$1,096.3	$1,202.5
Cash and cash equivalents	(295.4)	(256.7)
Net debt	$800.9	$945.8
Credit Agreement adjustments to debt(13)	(69.2)	(37.5)
Adjusted net debt	$731.7	$908.3

Leverage Ratio(14)	1.2x	1.7x
*Represents total company consolidated results, which includes continuous operations and discontinued operations
**includes fiscal year-end change costs, share-based compensation impact of disposals of businesses and special charitable contribution expenses
(12)Adjustments to EBITDA are specified by the 2026 Credit Agreement and include certain equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(13)Adjustments to net debt are specified by the 2026 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts and other items.
(14) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.